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                                  EXHIBIT 16.1

June 13, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:

We have read Item 4 of iGATE Corporation's Current Report on Form 8-K dated June 14, 2002 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,



/s/ Arthur Andersen LLP

cc:   Michael Zugay
      Senior Vice President, Chief Financial Officer iGATE Corporation